EXHIBIT 4.6

Aztar Corporation

7 7/8% Senior Subordinated Notes due 2014

Exchange and Registration Rights Agreement

June 2, 2004

Banc of America Securities LLC

    as representative of the Purchasers

9 West Fifth Street, 31st Floor

New York, New York 10019

Ladies and Gentlemen:

Aztar Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $300,000,000 in aggregate principal amount of its 7 7/8%% Senior Subordinated Notes due 2014. As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of Holders (as defined herein) from time to time of the Transfer Restricted Securities (as defined herein) as follows:

1. Certain Definitions. For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

“Broker-Dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing Date” shall mean the date on which the Securities are initially issued pursuant to the Purchase Agreement.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Effective Time” shall mean, with respect to an Exchange Registration Statement or a Shelf Registration Statement, the time and date as of which the Commission declares registration statement effective or as of which such registration statement otherwise becomes effective.

“Electing Holder” shall mean any Holder of Transfer Restricted Securities that has timely returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a) hereof.

“Gaming Authority” shall mean the United States federal government or any state, county, municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activity of the Company or any of its subsidiaries.

“Holder” shall mean each of the Purchasers and other Persons who acquire Transfer Restricted Securities from time to time (including any successors or assigns), in each case for so long as such Person owns any Transfer Restricted Securities.

“Indenture” shall mean the Indenture, dated as of the date hereof, between the Company and U. S. Bank National Association, as Trustee, as the same shall be amended from time to time.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

“Person” shall mean a corporation, association, limited liability company, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreement” shall mean the Purchase Agreement, dated May 26, 2004, among the Purchasers and the Company relating to the Securities.

“Purchasers” shall mean the Purchasers named in Schedule I to the Purchase Agreement.

“Registration Default” shall have the meaning assigned thereto in Section 2(d) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.

“Restricted Holder” shall mean (i) a Holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a Holder who acquires Exchange Securities outside the ordinary course of such Holder’s business, (iii) a Holder who has arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a Holder that is a Broker-Dealer, but only with respect to Exchange Securities received by such Broker-Dealer pursuant to an Exchange Offer in exchange for Transfer Restricted Securities acquired by the Broker-Dealer directly from the Company.

“Rule 144,” “Rule 144A,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (as defined below), as the same shall be amended from time to time.

“Securities” shall mean, collectively, the 7 7/8% Senior Subordinated Notes due 2014 of the Company to be issued and sold to the Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture provided that the Securities do not include the Exchange Securities.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(d) hereof.

“Transfer Restricted Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Transfer Restricted Security when: (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a) hereof, is included in a prospectus for use in connection with resales by Broker-Dealers shall be deemed to be a Transfer Restricted Security with respect to Sections 5, 6 and 9 until resale of such Transfer Restricted Security has been effected within the 180-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the Holder thereof in accordance with the Shelf Registration Statement; (iii) such Security is distributed to the public pursuant to Rule 144 under the Securities Act; or (iv) such Security shall cease to be outstanding.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Company agrees to file under the Securities Act no later than 90 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement,” and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company, which debt securities are substantially identical to the Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest contemplated in Section 2(d) below (such new debt securities are hereinafter referred to as, the “Exchange Securities”). The Company agrees to use its commercially reasonable efforts to cause the Exchange Registration Statement to become effective under the Securities Act no later than 180 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to, unless the Exchange Offer would not be permitted by law or Commission policy, use commercially reasonable efforts to commence and complete the Exchange Offer promptly, but no later than 45 days after such registration statement has become effective, hold the Exchange Offer open for at least 30 days and exchange Exchange Securities for all Transfer Restricted Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been “completed” only if the debt securities received by Holders other than Restricted Holders in the Exchange Offer for Transfer Restricted Securities are, upon receipt, transferable by each such Holder without restriction under Section 5 of the Securities Act. The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged the Exchange Securities for all outstanding Transfer Restricted Securities pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Transfer Restricted Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer. The Company shall indicate in an “Plan of Distribution” section contained in the prospectus contained in the Exchange Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” section shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer, except to the extent required by the Commission. See Shearman & Sterling no-action letter (available July 2, 1993). The Company shall use its commercially reasonable efforts to keep the Exchange Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(d) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for the lesser of (i) a period of 180 days from the date on which the Exchange Registration Statement is declared effective or (ii) such period of time as such Broker-Dealer must comply with the prospectus delivery requirements of the Securities Act in order to resell the Exchange Securities received in exchange for Securities acquired for their own account as a result of such market-making or other trading activities (the “Resale Period”); subject in the case of either clause (i) or (ii), to any suspension of the availability of the Exchange Registration Statement (or the prospectus contained therein) and extension of the Resale Period pursuant to Section 2(c) hereof.

(b) If (i) the Company is not: (A) required to file the Exchange Offer registration statement; or (B) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that: (1) it is prohibited by law or Commission policy from participating in the Exchange Offer; (2) it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales; (3) it is a Broker-Dealer and owns Securities acquired directly from the Company or an affiliate of the Company; or (4) it is a Purchaser and that its Securities are not eligible to be exchanged for Exchange Securities, the Company shall, in lieu of (or, in the case of clause (2) or (4), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act as soon as practicable after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Transfer Restricted Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Company agrees to use commercially reasonable efforts (x) to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement is filed, and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Effective Time or such time as there are no longer any Transfer Restricted Securities outstanding, provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Transfer Restricted Securities unless such Holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Holder of Transfer Restricted Securities that is not then an Electing Holder and was not a Holder at the Effective Time of the Shelf Registration Statement, to take any action reasonably necessary to enable such Holder to use the prospectus forming a part thereof for resales of Transfer Restricted Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this clause (y) shall relieve any such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in a timely manner in accordance with Section 3(d)(iii) hereof. The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration. Upon the filing of the Shelf Registration Statement in accordance with this Section 2(b), the Company shall have no further obligation to register Transfer Restricted Securities in an Exchange Offer pursuant to Section 2(a) hereof; provided that the other provisions of this Agreement shall continue to apply as set forth in such provisions.

(c) Notwithstanding the provisions of (i) the last two sentences of Section 2(a) and (ii) Section 2(b), the Company may suspend the availability of the Exchange Registration Statement during the Resale Period or the Shelf Registration Statement and the related prospectus if (A) the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company during the period of such suspension, and the Company mails notification to the Electing Holders within five business days after the Board of Directors makes such determination, or (B) the Prospectus contained in the Exchange Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (1) the Resale Period or (2) the periods during which the Shelf Registration Statement is required to be available, as applicable, shall be extended by the number of days during which such Registration Statement was not available pursuant to the foregoing provisions (which such extension shall be the Holder’s sole remedy hereunder (so long as the Company complies with its other obligations hereunder, including Sections 3(c)(iv) and 3(e) hereof, if applicable));

(d) In the event that (i) the Company has not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such

Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on all Securities at a per week rate of $.05 per $1,000 principal amount of Notes held by that Holder for the first 90 days of the Registration Default Period, increasing by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Notes. Following the cure of all Registration Defaults, the accrual of Special Interest will cease. The applicable Registration Default will be deemed cured (A) upon the filing of the required Registration Statement in the case of clause (i) above, (B) upon the effectiveness of such required Registration Statement in the case of clause (ii) above, (C) upon the completion of the Exchange Offer in the case of clause (iii) above and (D) in the case of clause (iv), upon the applicable Registration Statement once again becoming effective and usable or a new Registration Statement becoming effective and usable with respect to the Transfer Restricted Securities covered by the Registration Statement that ceased to be effective or usable. No Person shall have any other remedy under this Agreement or otherwise as a result of any Registration Default so long as the Company makes timely payments of all such Special Interest required by this paragraph. The Special Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.

(e) The Company shall take all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated.

(f) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3. Registration Procedures.

If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a) At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act of 1939.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Company’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Company shall:

(i) prepare and file with the Commission no later than 90 days after the Closing Date, an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by Broker-Dealers during the Resale Period to be effected as contemplated by Section 2(a), and use commercially reasonable efforts to cause such Exchange Registration Statement to become effective no later than 180 days after the Closing Date;

(ii) promptly prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and upon request from Broker-Dealer holding Exchange Securities promptly provide such Broker-Dealer with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such Broker-Dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii) promptly notify each Broker-Dealer that has requested or received copies of the prospectus included in such registration statement and confirm such advice in writing (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv) in the event that the Company would be required, pursuant to Section 3(c)(iii)(F) above, to notify any Broker-Dealers holding Exchange Securities, promptly prepare and furnish to each such Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi) use its reasonable best efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary to enable each Broker-Dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process or taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders;

(vii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by Broker-Dealers during the Resale Period;

(viii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(ix) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement (which is not required to be audited) of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(d) In connection with the Company’s obligations with respect to the Shelf Registration, if applicable, the Company shall:

(i) prepare and file with the Commission within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Transfer Restricted Securities for resale by the Holders thereof in accordance with such method or methods of disposition as may be specified in writing by such of the Holders as, from time to time, may be Electing Holders and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii) not less than 20 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the Holders of Transfer Restricted Securities; no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the prospectus forming a part thereof for resales of Transfer Restricted Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth in the Notice and Questionnaire such Notice and Questionnaire is reasonably acceptable to the Company; provided, however, Holders of Transfer Restricted Securities shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any Holder of Transfer Restricted Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder; provided that the Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the prospectus forming a part thereof for resales of Transfer Restricted Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company and such Notice and Questionnaire is reasonably acceptable to the Company;

(iv) promptly prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment concurrently with or promptly following its being used or filed with the Commission;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of the Transfer Restricted Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi) provide (A) the Electing Holders, (B) the underwriters (which term, for purposes of this Exchange and Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders the reasonable opportunity to participate at such Person’s expense (except as provided in Section 4 hereof) in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times following a request at the Company’s principal place of business or such other reasonable place for inspection by the Persons referred to in Section 3(d)(vi) who shall certify to the Company in writing that they have a current intention to sell the Transfer Restricted Securities pursuant to the Shelf Registration such financial and other information and books and records of the Company, and cause the officers and employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the inspection described in this paragraph (vii) shall be performed by a single law firm reasonably satisfactory to the Company selected by a majority in principal amount of the Electing Holders and all Persons having access to such information shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and such Person shall give the Company prompt written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 3(d)(xvii) or Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(x) if requested in writing by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder specifies should be included therein relating to the terms of the sale of such Transfer Restricted Securities, including information with respect to the principal amount of Transfer Restricted Securities being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Transfer Restricted Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Transfer Restricted Securities to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi) furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder, agent or underwriter, as the case may be) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Transfer Restricted Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such Person by the Company, in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii) use its reasonable best efforts to (A) register or qualify the Transfer Restricted Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above and for so long as may be necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Transfer Restricted Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process or taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders;

(xiii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling Holder or Holders to offer, or to consummate the disposition of, their Transfer Restricted Securities;

(xiv) Unless any Transfer Restricted Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, and which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters may reasonably request at least seven business days prior to any sale of the Transfer Restricted Securities; provided, however, that in the case of Transfer Restricted Securities that are in book-entry only form, (i) the Company shall prepare a new global note (with a new CUSIP number) that is identical to the restricted global note except that the new global note shall be free of restrictive legends, (ii) the trustee under the Indenture shall authenticate the new global note in the amount of zero dollars and (iii) as sales are made pursuant to the Shelf Registration Statement, the trustee shall, upon receipt of the Notice of Transfer Pursuant to the Registration Statement (a copy of which is attached hereto as Exhibit B), make an appropriate credit to the new global note and a corresponding deduction from the restricted global note;

(xv) provide a CUSIP number for all Transfer Restricted Securities, not later than the applicable Effective Time;

(xvi) enter into one or more customary underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least 50% in aggregate principal amount of the Transfer Restricted Securities at the time outstanding shall request in order to expedite or facilitate the disposition of such Transfer Restricted Securities;

(xvii) whether or not an agreement of the type referred to in Section 3(d)(xvi) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, if reasonably requested by the managing underwriters, if any, or Electing Holders of at least 50% in aggregate principal amount of the Transfer Restricted Securities at any time outstanding: (A) make such representations and warranties to the Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (and if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Transfer Restricted Securities, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion shall include to the extent relevant, the matters covered in the opinions of counsel delivered pursuant to the Purchase Agreement; (C) to the extent permitted by Statement of Accounting Standards No. 72 or by a similar or successor pronouncement of the accounting profession, obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders, the placement or sales agent, if any, therefor or the underwriters, if any, thereof, dated (1) the effective date of such Shelf Registration Statement and (2) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be reasonably requested, to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

(xviii) notify in writing each Holder of Transfer Restricted Securities of any proposal by the Company to amend or waive any provision of this Exchange and Registration Rights Agreement pursuant to Section 9(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xix) in the event that any Broker-Dealer registered under the Exchange Act shall underwrite any Transfer Restricted Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Conduct Rules”) of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof, whether as a Holder of the Transfer Restricted Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including by (A) if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such Conduct Rules) to participate in the preparation of the Shelf Registration Statement relating to such Transfer Restricted Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Transfer Restricted Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (C) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the Conduct Rules; and

(xx) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries (which is not required to be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(e) In the event that the Company would be required, pursuant to Section 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall without delay prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Transfer Restricted Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(F) hereof, such Electing Holder shall forthwith discontinue the disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement applicable to such Transfer Restricted Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Transfer Restricted Securities at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Transfer Restricted Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Transfer Restricted Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Transfer Restricted Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Transfer Restricted Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

(h) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the completion thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company’s preparation for the Exchange Offer. Each Holder of Transfer Restricted Securities shall be required to acknowledge and agree that any Broker-Dealer who acquired Securities directly from the Company or any affiliate of the Company and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (1) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective Registration Statement containing the selling security Holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.

4. Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters, but only in connection with such NASD registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of counsel for the Electing Holders or underwriters, but only in connection with such state securities and blue sky law qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (g) fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 3(d)(xix) hereof, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (i) any fees charged by securities rating services for rating the Securities, and (j) fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Transfer Restricted Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, together with evidence of such Registration Expenses. Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all transfer taxes, agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Purchaser and each of the Holders from time to time of Transfer Restricted Securities that:

(a) Each registration statement covering Transfer Restricted Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Transfer Restricted Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Transfer Restricted Securities pursuant to Section 3(d)(viii)(F) or Section 3(c)(iii)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(e) or Section 3(c)(iv) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Transfer Restricted Securities expressly for use therein.

(b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Transfer Restricted Securities expressly for use therein.

(c) The compliance by the Company with all of the provisions of this Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary of the Company is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement) and would not adversely effect the ability of the Company to consummate the transactions contemplated by this Agreement nor will such action result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Exchange and Registration Rights Agreement, except (i) the registration under the Securities Act of the Securities, (ii) qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Securities, and (iv) approvals, filings registrations and qualifications as may be required by any Gaming Authority.

(d) This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each of the Holders of Transfer Restricted Securities included in an Exchange Registration Statement, each of the Electing Holders of Transfer Restricted Securities included in a Shelf Registration Statement and each Person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Transfer Restricted Securities and the directors, officers, employees and agents of each such Person and each Person, if any, that controls such Person who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Transfer Restricted Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Holder, Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, such Electing Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use therein.

(b) Indemnification by the Holders and any Agents and Underwriters. The Holders of all Transfer Restricted Securities covered by any registration statement filed pursuant to Section 2(b) hereof and each underwriter or sales agent or placement agent, severally and not jointly, agree to (i) indemnify and hold harmless the Company and all other Holders of Transfer Restricted Securities, against any losses, claims, damages or liabilities to which the Company or such other Holders of Transfer Restricted Securities may become subject, under the Securities

Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, sales agent, placement agent or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any Person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Transfer Restricted Securities pursuant to such registration.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 6(a) and 6(b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest with the indemnified party, (B) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel, at its own cost and expense, to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any proceeding effected without the written consent of the indemnifying party which consent is not to be reasonably withheld.

(d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such underwriter with respect to the Transfer Restricted Securities exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ and any underwriters’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Transfer Restricted Securities registered or underwritten, as the case may be, by them and not joint.

(e) Obligations In Addition. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter and each Person, if any, who controls any Holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the Holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective Holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any Person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each Person, if any, who controls the Company within the meaning of the Securities Act.

7. Underwritten Offerings.

(a) Selection of Underwriters. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such offering, provided that such designated managing underwriter or underwriters shall be reasonably acceptable to the Company.

(b) Participation by Holders. Each Holder of Transfer Restricted Securities hereby agrees with each other such Holder that no such Holder may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Rules 144 and 144A.

The Company covenants to the Holders of Transfer Restricted Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rules 144 and 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Transfer Restricted Securities in connection with that Holder’s sale pursuant to Rule 144 or Rule 144A, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Transfer Restricted Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement. The Company has not entered nor will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to any Exchange Registration Statement or Shelf Registration Statement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the Holders from time to time of the Transfer Restricted Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered Personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016, and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the Holders from time to time of the Transfer Restricted Securities and the respective successors and assigns of the parties hereto and such Holders. In the event that any transferee of any Holder of Transfer Restricted Securities shall acquire Transfer Restricted Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Transfer Restricted Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Transfer Restricted Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Transfer Restricted Securities subject to all of the applicable terms hereof.

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Transfer Restricted Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling Person of any of the foregoing, and shall survive delivery of and payment for the Transfer Restricted Securities pursuant to the Purchase Agreement and the transfer and registration of Transfer Restricted Securities by such Holder and the consummation of an Exchange Offer.

(f) GOVERNING LAW. THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g) Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

(h) Entire Agreement; Amendments. This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities at the time outstanding. Each Holder of any Transfer Restricted Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Transfer Restricted Securities or is delivered to such Holder.

(i) Inspection. For so long as this Exchange and Registration Rights Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the Holders of Transfer Restricted Securities shall be made available for inspection and copying on any business day by any Holder of Transfer Restricted Securities for proper purposes only (which shall include any purpose related to the rights of the Holders of Transfer Restricted Securities under the Securities, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 9(c) above and at the office of the Trustee under the Indenture.

(j) Counterparts. This Exchange and Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(k) Severability. If any term, provision, covenant or restriction of this Exchange and Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Notes Held by The Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signatories thereof.

Very truly yours,

Aztar Corporation

By:	/s/ Neil A. Ciarfalia
Name:	Neil A. Ciarfalia
Title:	Vice President, Treasurer

Accepted as of the date hereof:

Banc of America Securities LLC as representative of the Purchasers

By:	/s/ Diane Becker
Name:	Diane Becker
Title:	Principal

EXHIBIT A

AZTAR CORPORATION

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT — IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Aztar Corporation (the “Company”) 7 7/8% Senior Subordinated Notes due 2014 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [DEADLINE FOR RESPONSE]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016, telephone number: (602) 381-4100.

*	Not less than 20 calendar days from date of mailing.

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Aztar Corporation

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) between Aztar Corporation (the “Company”) and the Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [    ] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 7 7/8% Senior Subordinated Notes due 2014 (the “Securities”). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Transfer Restricted Securities (as defined below) is entitled to have the Transfer Restricted Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Transfer Restricted Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Transfer Restricted Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Transfer Restricted Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, Holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Transfer Restricted Securities” is defined in the Exchange and Registration Rights Agreement.

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ELECTION

The undersigned Holder (the “Selling Securityholder”) of Transfer Restricted Securities hereby elects to include in the Shelf Registration Statement the Transfer Restricted Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Transfer Restricted Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

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The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1) Selling Securityholder:

(a) Full legal name of Selling Securityholder:

(b) Full Legal name of Registered Holder (if not the same as in (a) above) of Transfer Restricted Securities listed in Item (3) below:

(c) Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in Item (3) below are held:

(2) Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

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(3) Beneficial ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a) Principal amount of Transfer Restricted Securities beneficially owned:

CUSIP No(s). of such Transfer Restricted Securities:

(b) Principal amount of Securities other than Transfer Restricted Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c) Principal amount of Transfer Restricted Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Transfer Restricted Securities to be included in the Shelf Registration Statement:

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(4) Beneficial Ownership of Other Securities of the Company: Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

(5) Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6) Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Transfer Restricted Securities listed above in Item (3) only as follows (if at all): Such Transfer Restricted Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, Broker-Dealers or agents. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Transfer Restricted Securities or otherwise, the Selling Securityholder may enter into hedging transactions with Broker-Dealers, which may in turn engage in short sales of the Transfer Restricted Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Transfer Restricted Securities short and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to Broker-Dealers that in turn may sell such securities. State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.

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In the event that the Selling Securityholder transfers all or any portion of the Transfer Restricted Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Company: Aztar Corporation

2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016 Attn: Chief Financial Officer

(ii) With a copy to: Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Gary Kashar, Esq.

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Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Transfer Restricted Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered.

Dated:

Selling Securityholder

(Print/type full legal name of beneficial owner of Transfer Restricted Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:

Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attn: Gary Kashar, Esq.

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EXHIBIT B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

U.S. BANK NATIONAL ASSOCIATION

AZTAR CORPORATION

c/o U.S. BANK NATIONAL ASSOCIATION

60 Livingston Avenue

St. Paul, MN 55107

Attention: Trust Officer

Re: Aztar Corporation (the “Company”)

7 7/8%% Senior Subordinated Notes due 2014

Dear Sirs:

Please be advised that has transferred $[                    ] aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [            ] (File No. 333-                    ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [DATE] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

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